Exhibit 10.1

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MATERIAL TRANSFER AND RESEARCH AGREEMENT

This Agreement is made as of May 8, 2023 (“Effective Date”) by and between AIM IMMUNOTECH INC. (“AIM”), a corporation incorporated under the laws of Delaware, having an Offices at 2117 SW Hwy 484 Ocala Fl 34473 as the supplier of the experimental drug Ampligen® and Japanese National Institute of Infectious Disease (“NIID”) with its address at Toyama 1-23-1, Shinjuku-ku Tokyo 162-8640, Japan, (NIID”). AIM and NIID shall be referred to individually as a “Party” and together as the “Parties.”

WHEREAS, NIID wishes to receive Confidential Information (as defined below) pertaining to AIM’s inventions and know-how and also receive samples of AIM’s drug Ampligen®, solely for purposes of conducting studies described in Exhibit A (“Research Projects”). It is the shared goal of both Parties to translate what is learned into clinical research projects involving patients. This, it is understood, would require a separate license agreement, and

WHEREAS, AIM is willing to provide Ampligen® to NIID solely for purposes of conducting Research Projects on the following terms and conditions, and

WHEREAS, the Parties agree that the commitments under this Agreement are not exclusive and that either Party may enter into similar agreements with third parties.

NOW THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, NIID and AIM hereby agree as follows:

1. DEFINITIONS. Whenever used in this Agreement, the following terms will have the following meanings:

1.1 “Confidential Information” means any confidential or proprietary information, knowledge, intellectual property including but not limited to trade secrets and unpublished patent applications, pre-clinical and clinical information or data, technical and/or non-technical material or property, relating to RNA pharmaceutical products and technologies, including but not limited to double-stranded RNA compounds and in particular the double-stranded RNA compound trademarked Ampligen® provided under this Agreement. A party disclosing Confidential Information shall be a “disclosing party” and a party receiving same shall be a “receiving party.” The Confidential Information disclosed or provided by the disclosing party under this Agreement is additionally governed by the Mutual Confidentiality Agreement between the Parties, dated as of May 8, 2023 (“Confidentiality Agreement”) which is incorporated by reference herein.

1.2 “Material Events” means events, as AIM is a public company therefore, any agreements in AIM’ s judgement, that are required to be publicly disclosed under Federal and state securities laws, rules and regulations, including events that AIM has customarily disclosed in the past, including this agreement, will be considered material and as such reports will be filed in AlMs 8K, 10K and 10Qs that address AIM’s contractual relationships. For clarity, it is agreed by the Parties that such reports shall not contain the detailed description of the Research Project including contents of Exhibit A.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2. PROVIDING OF MATERIAL FOR THE RESEARCH PROJECTS.

2.1 AIM shall provide to NIID such Ampligen® free of charge as described in Exhibit A and which as may be reasonably requested by NIID from time to time for purposes of the Research Projects, and shall be used by NIID solely for the purpose of conducting the Research Projects.

2.2 The Parties shall provide to each other such Confidential Information as is necessary for purposes of the Research Projects.

2.3 NIID will utilize the Confidential Information exchanged solely for the purposes of conducting the Research Projects.

2.4 NIID will promptly and diligently pursue the Research Projects in a scientific manner, documenting in reproducible form the work performed and results achieved in pursuing the Research Projects and disclose updates on the Research Projects to AIM as described in Article 5 herein.

3. INTELLECTUAL PROPERTY.

3.1 Ownership of and title to all trademarks, patents and other intellectual property rights in all inventions, discoveries, and other intellectual property (all herein “Intellectual Property”) which are made, conceived, reduced to practice, generated by or arising out of the Research Projects under this Agreement shall follow inventorship under U.S. patent and trademark law. Inventions made solely by NIID (exclusive of any inventions made with the use of AIM’s drug Ampligen) shall be owned solely by the NIID. Inventions made by multiple Parties shall be owned by the Parties jointly.

3.2 Nothing in the Agreement should be construed as a license or authorization from AIM for any use of any of AIM’s trademarks including the trademark Ampligen.

3.3 Inventions made solely by AIM include, at least, all patents and patent applications including provisional patent applications, whether published or unpublished, filed by AIM, assigned to AIM, or issued to AIM in the United States, Japan, and worldwide. These inventions made solely by AIM, including multiple patents and applications, and including patents and patent applications comprising Ampligen®, and also including any composition comprising Ampligen® or a therapeutic double stranded RNA, are owned solely by AIM. Nothing in this Agreement should be construed as a license to any intellectual property, patents, and patent applications owned solely by AIM. However, AIM is willing to negotiate a license to these intellectual property and developments.

4. CONFIDENTIALITY.

4.1 Please see the attached Mutual Confidentiality Agreement signed and dated by all Parties which remains in full force and effect and which is incorporated by reference in Section 1.1.

5. DISCLOSURE

5.1 Results of the Research Projects (“Results”) including efficacy and safety data are provided without warranty of any type and NIID shall not be liable to AIM in any way for use of such Results. AIM is authorized to use updates of data as they are made available to AIM, including data from pre-clinical studies which is needed for submission to the FDA, other regulatory bodies and timely disclosure of Material Events to the public or where it is needed to comply with applicable laws and regulations. The Parties shall not publish or present the Results without prior written consent of the other Party, which consent shall not be unreasonably withheld.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.2 NIID will provide AIM with an oral report every three (3) months and with a final written report within sixty (60) days after the conclusion of Research Projects described in the Exhibit A. If requested by AIM, the NIID will confirm within a reasonable period of time, but no later than thirty (30) days, any oral progress reports with follow-up summary written reports. The written reports will include descriptions of the methods used and results obtained together with any other pertinent findings from the Research Projects.

5.3 It is understood that Research Projects is currently ongoing at NIID and it is a preliminary experiment utilizing aliquots of Ampligen® already sent to NIID. The additional aliquots of Ampligen® mentioned in this Agreement are for follow up experimental activity to continue the Research Projects. In addition, by mutual agreement, this Agreement may be amended to add or revise Exhibits as new experiments and related activities are undertaken. Each revision and amendment shall be agreed to and signed by all the Parties as added.

5.4 Other than the initial request by NIID for 30 aliquots of Ampligen® 1.0 ml at 2.5 mg/ml, which was already received by NIID, additional Ampligen will be supplied by AIM to NIID in the amount as listed in Exhibit A. Any Ampligen® aliquots delivered pursuant to this Agreement shall not be sold, distributed or otherwise made available by NIID to any other party for any other purpose. There is no obligation to supply any further amounts of Ampligen® unless the Parties mutually agree it is needed to complete the Research Projects.

6. INDEMNIFICATION

6.1 The Parties shall indemnify, defend and hold harmless the other Party, its directors, officers, employees against any third party claims, including reasonable attorney’s fees for defending those claims (each, a “Claim”), to the extent a Claim arises out of improper use, storage, or disposal of the drug(s), unless such Claim is solely due to the gross negligence or material and willful misconduct of the indemnified Party.

7. TERMINATION.

7.1 This Agreement shall terminate upon the earlier of (a) the completion of the Research Projects,

(b) the written agreement signed by authorized representatives of the Company, or (c) one (1) year from the Effective Date; provided that, the provisions of Articles 3, 4 and 6, and Section 8.5 and 8.6 shall survive the termination of this Agreement indefinitely.

8. MISCELLANEOUS.

8.1 Notices. All notices required or permitted to be given under this Agreement will be given in writing and will be effective when either personally delivered (including delivery by Federal Express or other internationally recognized courier), or when sent by facsimile, addressed as follows:

To National Institute of Infectious Disease:

Hideki Hasegawa, M.D., Ph.D.

4-7-1Gakuen,Musashimurayama-shi, Tokyo,208-0011 JAPAN

To AIM ImmunoTech Inc.:

Thomas K. Equels

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala, Florida 34473

Or such other address as each Party may hereinafter specify by written notice to the other under this Section 8.1. Such notices and communications will be deemed effective on the date of personal delivery or upon confirmed answer back by facsimile.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.2 Entire Agreement; Amendment and Waivers. This Agreement, including the Confidentiality Agreement incorporated in this Agreement, is the entire agreement between NIID and AIM with respect to the specific subject matter hereof. This Agreement may not be modified, amended or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by authorized representatives of both NIID and AIM.

8.3 Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, as written, in whole or in part, such provision will be deemed to be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner, consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect.

8.4 Assignment; Binding Effect. This Agreement may not be assigned, nor may any of the rights or obligations be delegated, without the prior approval of both Parties.

8.5 Remedies. NIID agree that in the event of any breach or threatened breach of any of the covenants herein, the damage or imminent damage to the value and the goodwill of a Party may be irreparable and extremely difficult to estimate, making any remedy extremely difficult to estimate, and/or making any remedy at law or in damages inadequate. Accordingly, the Parties agree that they will be entitled to seek injunctive relief against the other Party in the event of any breach of any such terms of this Agreement, in addition to any other relief (including damages) available under this Agreement or under law.

8.6 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the laws of the State of New York, U.S.A. without regard to the application of conflict laws.

8.7 Force Majeure. No Party will be liable to the other for any failure or delay in the performance of its obligations to the extent such failure or delay is caused by fire, flood, earthquakes, other elements of nature, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, disease, epidemics, quarantines, pandemics, acts of government, a declared state of emergency, delays in visas, changes in laws and governmental policies, or other conditions beyond its reasonable control following execution of this Agreement. If the performance by either Party of any of its obligations under this Agreement (including making a payment) is prevented by any such circumstances, then such Party shall communicate the situation to the other as soon as possible, and the Parties shall endeavor to limit the impact to the Projects. The Parties agree to mitigate risks to the Research Projects and personnel, and to amend Research Projects period of performance and milestones if possible.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date,

AIM ImmunoTech, Inc.

By:	/s/ Thomas K. Equels	Date:	May 22, 2023
Name:	Thomas K. Equels
Title:	Chief Executive Officer

Japanese National Institute of Infectious Disease

By:	/s/ Takaji Wakita	Date:	May 17, 2023
Name:	Takaji WAKITA
Title:	Director-General

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AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A — Research Projects

1. Project title

Evaluation of Ampligen’s Capacity to Prevent Viral Shedding in Respiratory Virus Infections

2. Abstract

[***]

3. Keywords

[***]

4. Quantity of Ampligen Required for Project: [***]